Exhibit 11

                                                              February 12, 2004

Mattson Technology, Inc.
47131 Bayside Parkway
Fremont, CA 94538

STEAG Electronic Systems AG
Ruettenscheider Strasse 1-3
45128 Essen
Germany


Dear Sir/Madam:

     As Representatives of the several underwriters (the "Underwriters") listed in Schedule 2 to the Underwriting Agreement dated February 11, 2004 (the "Underwriting Agreement") between Mattson Technology, Inc. (the "Company") and ourselves, as Representatives of the Underwriters listed in Schedule 2 thereto, and the Selling Stockholder thereto, we hereby advise you that the Underwriters have determined to exercise the option granted to them in the Underwriting Agreement to purchase 562,500 additional shares of the Company's common stock from the Company and 562,500 additional shares of the Company's common stock from the Selling Stockholder.

     The Underwriters designate February 17, 2004 as the Closing Date pursuant to the Underwriting Agreement.


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                                            Very truly yours,

                                            J.P. MORGAN SECURITIES INC. and
                                            CITIGROUP GLOBAL MARKETS INC.

                                            As Representatives of the several
                                            Underwriters

                                            By:  J.P. Morgan Securities Inc.


                                            By:  /s/  John Bertone
                                                -------------------------------
                                                Name:   John Bertone
                                                Title:  Vice President

                                            By:  Citigroup Global Markets Inc.


                                            By:  /s/  Phil Drury
                                                -------------------------------
                                                Name:   Phil Drury
                                                Title:  Vice President